UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ION Geophysical Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ION GEOPHYSICAL CORPORATION
2105 CityWest Boulevard, Suite 400
Houston, Texas 77042-2839
(281) 933-3339

SUPPLEMENT TO PROXY STATEMENT
ADDITIONAL INFORMATION REGARDING PROPOSAL NO. 1
TO BE CONSIDERED AT THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2013

The following information relates to the proxy statement (the “Proxy Statement”) of ION Geophysical Corporation (“ION”), dated April 16, 2013, furnished to stockholders of ION in connection with the solicitation of proxies by the Board of Directors of ION (the “Board”) for the 2013 Annual Meeting of Stockholders and any adjournment or postponement thereof. This information is in addition to the information required to be provided to ION’s stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Supplemental Disclosure Concerning Proposal No. 1
The following chart provides for each current member of the Board the percentage of meetings of the Board and Board committees each director attended during 2012:

Director	Board and Committee Meetings Attended During 2012
James M. Lapeyre, Jr.	100%
David H. Barr	100%
R. Brian Hanson	90%
Hao Huimin	69%
Michael C. Jennings	100%
Franklin Myers	100%
S. James Nelson, Jr.	94%
John N. Seitz	83%